AMENDMENT NO. 1 TO
FINANCING AGREEMENT

AMENDMENT NO. 1, dated as of June 1, 2005 (this "Amendment"), to the Financing Agreement, dated as of January 31, 2005 (the "Financing Agreement"), by and among Oglebay Norton Company, an Ohio corporation (the "Parent"), each subsidiary of the Parent listed as a "Borrower" on the signature pages to the Financing Agreement (together with the Parent, each a "Borrower" and collectively, the "Borrowers"), each subsidiary of the Parent listed as a "Guarantor" on the signature pages to the Financing Agreement (each a "Guarantor" and collectively the "Guarantors", and together with the Borrowers, each a "Loan Party" and collectively, the "Loan Parties"), the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders"), Silver Point Finance, LLC, a Delaware limited liability company, as collateral agent and syndication agent for the Lenders and as lead arranger (in such capacities, together with its successors and assigns in such capacities, if any, the "Collateral Agent"), Wells Fargo Foothill, Inc., a California corporation, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, if any the "Administrative Agent"), and JPMorgan Chase Bank and Bank of America, N.A, each as a documentation agent for the Lenders (in such capacity, together with their respective successors and assigns in such capacity, if any, each a "Documentation Agent" and collectively, the "Documentation Agents").

Preamble

The Borrowers, the Guarantors, the Lenders and the Agents wish to amend the Financing Agreement. Accordingly, the parties hereto hereby agree as follows:

    Definitions. All terms used herein which are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.
    Preamble. The preamble to the Financing Agreement is hereby amended and restated in its entirety to read as follows:

    "Financing Agreement, dated as of January 31, 2005, by and among Oglebay Norton Company, an Ohio corporation (the "Parent"), Erie Navigation Company, a Pennsylvania corporation ("Erie Navigation"), Erie Sand and Gravel Company, a Pennsylvania corporation ("Erie Sand and Gravel"), Erie Sand Steamship Co., a Delaware corporation ("Erie Steamship"), O-N Minerals (Chemstone) Company (formerly known as Global Stone Chemstone Corporation), a Delaware corporation ("GS Chemstone"), O-N Minerals (Filler Products) Company (formerly known as Global Stone Filler Products, Inc.), a Delaware corporation ("GS Filler"), O-N Minerals (James River) Company (formerly known as Global Stone James River, Inc.), a Delaware corporation ("GS James River"), O-N Minerals (PenRoc) Company LP (formerly known as Global Stone PenRoc LP), a Pennsylvania limited partnership ("GS PenRoc"), O-N Minerals (Portage) Company LLC (formerly known as Global Stone Portage, LLC), an Indiana limited partnership ("GS Portage"), O-N Minerals (St. Clair) Company (formerly known as Global Stone St. Clair Inc.), a Delaware corporation ("GS St. Clair"), O-N Minerals (Luttrell) Company (formerly known as Global Stone Tenn Luttrell Company), a Delaware corporation ("GS Tenn Luttrell"), O-N Minerals (Michigan) Company (formerly known as Michigan Limestone Operations, Inc.), a Michigan corporation ("Michigan Limestone"), O-N Minerals (Erie) Company (formerly known as Mountfort Terminal, Ltd.), a Pennsylvania corporation ("Mountfort"), Oglebay Norton Industrial Sands, Inc., a California corporation ("ON Industrial Sands"), Oglebay Norton Marine Services Company, L.L.C., a Delaware limited liability company ("Marine Services"), Oglebay Norton Specialty Minerals, Inc., an Ohio corporation ("ON Specialty"), O-N Minerals (Terminals) Company (formerly known as Oglebay Norton Terminals, Inc.), an Ohio corporation ("ON Terminals"), Texas Mining, LP, a Delaware limited partnership ("Texas Mining" and together with the Parent, Erie Navigation, Erie Sand and Gravel, Erie Steamship, GS Chemstone, GS Filler, GS James River, GS PenRoc, GS Portage, GS St. Clair, GS Tenn Luttrell, Michigan Limestone, Mountfort, ON Industrial Sands, Marine Services, ON Specialty and ON Terminals, each a "Borrower" and collectively, the "Borrowers"), each subsidiary of the Parent listed as a "Guarantor" on the signature pages hereto (each a "Guarantor" and collectively, the "Guarantors"), the lenders from time to time party hereto (each a "Lender" and collectively, the "Lenders"), Silver Point Finance, LLC, a Delaware limited liability company ("Silver Point"), as collateral agent and syndication agent for the Lenders and as lead arranger (in such capacities, together with its successors and assigns in such capacities, if any, the "Collateral Agent"), Wells Fargo Foothill, Inc., a California corporation ("Foothill"), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents"), and JPMorgan Chase Bank and Bank of America, N.A., each as a documentation agent for the Lenders (in such capacity, together with their respective successors and assigns in such capacity, if any, each a "Documentation Agent" and collectively, the "Documentation Agents")."

    New Definitions. Section 1.01 of the Financing Agreement is hereby amended by adding the following definitions, in appropriate alphabetical order:

    " 'Disposition Reinvestment Proceeds' has the meaning specified therefor in Section 2.05(c)(viii)."

    " 'First Amendment' means Amendment No. 1 to Financing Agreement, dated as of June 1, 2005, among the Loan Parties, the Agents and the Lenders."

    " 'First Amendment Effective Date' means the date on which the First Amendment shall become effective in accordance with its terms."

    ' "Fixed Charge Coverage Ratio Condition' shall exist if:

    (a) all of the following shall occur: (i) the Specified Legislation Enactment Date shall have occurred, (ii) the Parent or any of its Subsidiaries makes any payment to any trust fund or to any Governmental Authority as a result of the implementation of the Specified Legislation (the annual amount of such payment, a "Specified Legislation Payment"), and (iii) the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries as of the end of the mostly recently completed period of four (4) consecutive fiscal quarters ended immediately prior to such Specified Legislation Payment for which there are available financial statements, such ratio calculated on a pro forma basis giving effect to any such Specified Legislation Payment is less than the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries otherwise required to be maintained on such date pursuant to Section 8.03(c) plus .25 or more; or

    (b) all of the following shall occur: (i) the Specified Legislation Enactment Date shall have occurred, (ii) the Specified Legislation obligates Parent or any of its Subsidiaries to make a payment, (iii) neither the Parent nor any of its Subsidiaries has made such payment pursuant to the Specified Legislation by reason of either an appeal of, or similar judicial or administrative proceeding with respect to (including, without limitation, any application or petition for adjustment, reduction or elimination of the cash payment due to the applicable governmental trust fund or other Governmental Authority), (A) the Specified Legislation or (B) the obligation of the Parent or any of its Subsidiaries to make such payment under the Specified Legislation, (iv) the earlier of (A) the first anniversary date of the Specified Legislation Enactment Date has occurred, or (B) the date on which such appeal or proceeding specified in clause (iii) above shall have been determined by the applicable Governmental Authority (the earlier of (A) or (B), the "Specified Legislation Appeal Testing Date") and (v) the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries as of the end of the mostly recently completed period of four (4) consecutive fiscal quarters ended immediately prior to the Specified Legislation Appeal Testing Date for which there are available financial statements, such ratio calculated on a pro forma basis giving effect to the amount of any Specified Legislation Payment that is required to be made as of the Specified Legislation Appeal Testing Date, or if any such appeal or proceeding is still pending, the amount of such payment required to be made but for such appeal or proceeding, is less than the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries otherwise required to be maintained on such date pursuant to Section 8.03(c) plus .25 or more.

    For the avoidance of doubt, (x) for illustrative purposes only, the condition described in clauses (a)(iii) and (b)(v) above will have occurred with respect to the testing period ending March 31, 2007 if the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries, calculated as provided in clauses (a)(iii) or (b)(v) above, as the case may be, is less than 1.95 to 1.0 and (y) any additional interest required to be paid as a result of a Fixed Charge Coverage Ratio Condition shall be deemed earned on the applicable Specified Legislation Interest Triggering Date."

    " 'Leverage Ratio' means, with respect to any Person for any period, the ratio of (i) the sum of (without duplication) (A) all indebtedness of such Person and its Subsidiaries for borrowed money, (B) all obligations of such Person and its Subsidiaries evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made, (C) the principal portion of all Capitalized Lease Obligations of such Person and its Subsidiaries, (D) all Contingent Obligations of such Person and its Subsidiaries (to the extent relating to indebtedness or obligations of the types referred to in clauses (A), (B), or (C) above), and (E) all obligations referred to in clauses (A) through (D) of this clause (i) of another Person secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations on the last day of such period to (ii) Consolidated EBITDA of such Person and its Subsidiaries for such period. In determining the Leverage Ratio the indebtedness and obligations of the type referred to in clause (i) above of any Person shall include the indebtedness and obligations of any partnership of or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable for such indebtedness and obligations."

    " 'Permitted Vessel Financing Indebtedness' means Indebtedness of a Loan Party that owns one or more Vessels incurred in connection with a financing arrangement made by a Person to such Loan Party, provided that (a) the amount of Indebtedness extended or committed to be extended pursuant to such financing arrangement shall not exceed 75% of the appraised value of such Vessel or Vessels, which appraised value shall be determined based upon the most recent appraisal of such Vessel or Vessels delivered to the Agents, which appraisal shall be in form and substance satisfactory to the Agents and shall be performed by an independent appraiser reasonably satisfactory to the Agents, (b) such Indebtedness may be secured only by a Lien on such Vessel or Vessels subject to such financing arrangement (and the proceeds thereof) and such Lien shall not extend to or cover any other property of any Loan Party or any of its Subsidiaries, and (c) all of the Net Cash Proceeds from such financing arrangement shall be applied to the prepayment of the Term Loans in accordance with Section 2.05(c)(vi) and Section 2.05(d)(iv)."

    " 'Post-Disposition Leverage Ratio' has the meaning specified therefor in Section 2.05(c)(viii)."

    " 'Pre-Disposition Leverage Ratio' has the meaning specified therefor in Section 2.05(c)(viii)."

    " 'Preferred Stock Buyback Amount' means $5,000,000."

    " 'Specified Legislation' means the proposed Senate Bill 852, known as the Fairness in Asbestos Injury Resolution (FAIR) Act of 2005, or any other similar statute or legislation that obligates the Parent or any of its Subsidiaries to make a cash payment as designated by such statute or legislation in respect of its asbestos exposure."

    " 'Specified Legislation Enactment Date' means the first date upon which both of the following shall have occurred: (a) the Specified Legislation is passed by the requisite vote of the United States Senate and United States House of Representatives and (b) either (i) the President of the United States signs the Specified Legislation or (ii) if the President of the United States vetoes such Specified Legislation, the date on which the requisite vote of the United States Senate and United States House of Representatives overrides such Presidential veto."

    Changes to Definitions.
        The definition of the term "Applicable Prepayment Premium" in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

        " 'Applicable Prepayment Premium' means, as of any date of determination, (i) with respect to Revolving Loans, an amount equal to zero, (ii) with respect to the Term Loan A, an amount equal to (a) during the period of time from and after the First Amendment Effective Date up to the date that is the first anniversary of the First Amendment Effective Date, 1.0% times the portion of the Term Loan A that is prepaid, and (b) at all times thereafter, zero, and (iii) with respect to the Term Loan B, an amount equal to (a) during the period of time from and after the First Amendment Effective Date up to the date that is the first anniversary of the First Amendment Effective Date, 3.0% times the portion of the Term Loan B that is prepaid, (b) during the period of time from and after the date that is the first anniversary of the First Amendment Effective Date up to the date that is the second anniversary of the First Amendment Effective Date, 2.0% times the portion of the Term Loan B that is prepaid, (c) during the period of time from and after the date that is the second anniversary of the First Amendment Effective Date up to the date that is the third anniversary of the Effective Date, 1.0% times the portion of the Term Loan B that is prepaid, and (d) at all times thereafter, zero."

        Paragraph (a) in the proviso of the definition of the term "Capital Expenditures" in Section 1.01 of the Financing Agreement is hereby amended by deleting clause (ii) in its entirety and substituting the following in lieu thereof:

        "(ii) to the extent made with Disposition Reinvestment Proceeds, or"

        The definition of the term Consolidated EBITDA in Section 1.01 of the Financing Agreement is hereby amended by inserting the following new sentence at the end thereof:

        "For the avoidance of doubt, any Specified Legislation Payment shall be deemed an expense for purposes of the income statement in the calculation of net income (loss) of such Person and its Subsidiaries."

        Paragraph (n) of the definition of the term "Permitted Acquisition" in Section 1.01 of the Financing Agreement is hereby amended by deleting "$15,000,000" therein and substituting "$25,000,000" in lieu thereof.
        The definition of the term "Permitted Dispositions" in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

        " 'Permitted Dispositions' has the meaning set forth in Section 8.02(c)(i)(C)."

        The definition of the term "Permitted Indebtedness" in Section 1.01 of the Financing Agreement is hereby amended by (i) deleting "$15,000,000" in paragraph (c) thereof and substituting "$25,000,000" in lieu thereof, (ii) deleting the word "and" at the end of paragraph (m) thereof, (iii) deleting the period at the end of paragraph (n) thereof and substituting "; and" in lieu thereof, and (iv) inserting the following new paragraph (o):

        "(o) Permitted Vessel Financing Indebtedness."

        The definition of the term "Permitted Liens" in Section 1.01 of the Financing Agreement is hereby amended by (i) deleting "$5,000,000" in paragraph (e) thereof and substituting "$15,000,000" in lieu thereof, and (ii) deleting paragraph (l) thereof in its entirety and substituting the following in lieu thereof:

        "(l) Liens securing Permitted Vessel Financing Indebtedness;"

        The definition of the term "Post-Default Rate" in Section 1.01 of the Financing Agreement is hereby amended by deleting "the greater of (i) the Reference Rate plus 11.75% and (ii) 16.25%" therein and substituting "the greater of (i) the Reference Rate plus 8.50% and (ii) 13.00%" in lieu thereof.
    Other Amendments.
        Section 2.03(b) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

        "(b) The outstanding principal of the Term Loan A shall be repayable in consecutive quarterly installments, on the last day of each calendar quarter, commencing on December 31, 2005 and ending on the Maturity Date, each in an amount equal to $262,500; provided, however, that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loan A."

        Section 2.04(a) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

        "(a) Revolving Loans. Subject to the terms of this Agreement, at the option of the Administrative Borrower, each Revolving Loan shall be either a Reference Rate Loan or a LIBOR Rate Loan. Each Revolving Loan that is a (i) Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding at a rate per annum equal to the greater of (A) the Reference Rate and (B) 4.50% and (ii) LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount becomes due, at a rate per annum equal to the greater of (A) the LIBOR Rate for the Interest Period in effect for such Revolving Loan plus 2.50% and (B) 4.50%."

        Section 2.04(b) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

        "(b) Term Loan A. Subject to the terms of this Agreement, at the option of the Administrative Borrower, the Term Loan A shall be either a Reference Rate Loan or a LIBOR Rate Loan. The Term Loan A shall bear interest on the principal amount thereof from time to time outstanding at a rate per annum equal to (A) in the case of a Reference Rate Loan, the greater of (x) the Reference Rate plus .50% and (y) 5.00% and (B) in the case of a LIBOR Rate Loan, the greater of (x) the LIBOR Rate for the Interest Period in effect for the Term Loan A plus 3.00% and (y) 5.00%."

        Section 2.04(c) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

        "(c) Term Loan B. Subject to the terms of this Agreement, at the option of the Administrative Borrower, the Term Loan B shall be either a Reference Rate Loan or a LIBOR Rate Loan. The Term Loan B shall bear interest on the principal amount thereof from time to time outstanding at a rate per annum equal to (A) in the case of a Reference Rate Loan, the greater of (x) the Reference Rate plus 6.50% and (y) 11.00% and (B) in the case of a LIBOR Rate Loan, the greater of (x) the LIBOR Rate for the Interest Period in effect for the Term Loan B plus 7.00% and (y) 9.00%."

        Section 2.04(d) of the Financing Agreement is hereby amended by (i) deleting the heading "Default Interest." therein and substituting the heading "Default Interest; Specified Legislation Interest." in lieu thereof, (ii) designating the existing language set forth therein as clause (i), and (iii) inserting the following new clause (ii):

        "(ii) Upon the occurrence of a Fixed Charge Coverage Ratio Condition, and at the request of the Required Term A Lenders with respect to the Term Loan A and at the request of the Required Term B Lenders with respect to the Term Loan B, the principal of, and all accrued interest and unpaid interest on, the applicable Loans, shall bear interest, (a) in the case of a Fixed Charge Coverage Ratio Condition by reason of clause (a) of the definition of such term, from the date of the Specified Legislation Payment, or (b) in the case of a Fixed Charge Coverage Ratio Condition by reason of clause (b) of the definition of such term, on a retroactive basis from the Specified Legislation Enactment Date (the applicable date in clause (a) or (b), the "Specified Legislation Interest Triggering Date") until the date that the Fixed Charge Coverage Ratio Condition no longer exists, at a rate per annum equal at all times to the rate of interest otherwise applicable thereto (whether or not such Obligations bear interest at the Post-Default Rate applicable thereto) plus (x) .50% in the case of the Term Loan A and (y) 2.0% in the case of the Term Loan B."

        Section 2.05(a)(i)(A) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

        "(i) (A) The Total Revolving Credit Commitment and the Revolving Credit Commitment of each Lender shall terminate on the Maturity Date. The Borrowers may reduce, without premium or penalty, the Total Revolving Credit Commitment to an amount (which may be zero) not less than the sum of (1) the aggregate unpaid principal amount of all Revolving Loans then outstanding, (2) the aggregate principal amount of all Revolving Loans not yet made as to which a Notice of Borrowing has been given by the Administrative Borrower under Section 2.02, (3) the Letter of Credit Obligations at such time, (4) the stated amount of all Letter of Credit Accommodations not yet issued as to which a request has been made and not withdrawn, and (5) any reserves established pursuant to clause (ii) of the definition of "Availability" and pursuant to the definition of "Borrowing Base"."

        Section 2.05(b)(i) of the Financing Agreement is hereby amended by deleting the last sentence thereof.
        Section 2.05(c)(vi)(A) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

        "(A) the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (including, without limitation, Permitted Vessel Financing Indebtedness but excluding other Permitted Indebtedness), the Borrowers shall prepay the outstanding amount of the Loans in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith and".

        Section 2.05(c)(vii) of the Financing Agreement is hereby amended by deleting the reference to "clause (viii)" in the first line therein and substituting "clause (ix)" in lieu thereof.
        Section 2.05(c)(viii) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

        "(viii) Notwithstanding the foregoing, with respect to Net Cash Proceeds that the Borrowers are required to prepay in connection with a Disposition under Section 2.05(c)(v), a percentage of such Net Cash Proceeds as set forth in the following table shall not be required to be applied to the prepayment of the Loans to the extent such proceeds are reinvested in or otherwise used to replace, repair or restore properties or assets used in such Loan Party's business in accordance with the terms of this Section 2.05(c)(viii) set forth below (such applicable portion of the Net Cash Proceeds not required to prepay the Loans on such date, the "Disposition Reinvestment Proceeds"):

        75% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent the aggregate amount of Net Cash Proceeds (in excess of the $500,000 annual basket specified in Section 2.05(c)(v)) received by the Loan Parties and their Subsidiaries do not exceed $25,000,000 for all Dispositions since the First Amendment Effective Date;

        50% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent the aggregate amount of Net Cash Proceeds (in excess of the $500,000 annual basket specified in Section 2.05(c)(v)) received by the Loan Parties and their Subsidiaries exceed $25,000,000, but do not exceed $50,000,000 for all Dispositions since the First Amendment Effective Date;

        25% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent the aggregate amount of Net Cash Proceeds (in excess of the $500,000 annual basket specified in Section 2.05(c)(v)) received by the Loan Parties and their Subsidiaries exceed $50,000,000, but do not exceed $100,000,000 for all Dispositions since the First Amendment Effective Date;

        0% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent the aggregate amount of Net Cash Proceeds (in excess of the $500,000 annual basket specified in Section 2.05(c)(v)) received by the Loan Parties and their Subsidiaries for all Dispositions since the First Amendment Effective Date exceed $100,000,000;

        provided that, notwithstanding the foregoing, if (A) the Leverage Ratio of the Parent and its Subsidiaries as of the end of the mostly recently completed period of four (4) consecutive fiscal quarters ended immediately prior to such Disposition for which there are available financial statements, such ratio calculated on a pro forma basis giving effect to any such Disposition and the application of the Net Cash Proceeds from such Disposition as required above in Section 2.05(c)(v) and this clause (viii) (it being agreed that, in the case of an asset sale, the Parent and the Agents shall mutually agree on the portion of Parent's Consolidated EBITDA attributable to the assets subject to such Disposition) (such ratio in this clause (A), the "Post-Disposition Leverage Ratio") would be greater than (B) the Leverage Ratio of the Parent and its Subsidiaries as of the end of the most recently completed period of four (4) consecutive fiscal quarters ended immediately prior to such Disposition for which there are available financial statements (as demonstrated in the certificate delivered pursuant to Section 8.01(a)(iv) with respect to the fiscal quarter immediately preceding such date) (such ratio in this clause (B), the "Pre-Disposition Leverage Ratio"), then the Borrowers shall prepay the Loans in accordance with Section 2.05(c)(v) in an amount that will result in the Post-Disposition Leverage Ratio being equal to or less than the Pre-Disposition Leverage Ratio;

        provided further that, (w) such Disposition Reinvestment Proceeds shall be used by a Loan Party to reinvest in, or otherwise replace, repair or restore, properties or assets constituting (A) Revolver Priority Collateral if the property or assets disposed constituted Revolver Priority Collateral, (B) Term Priority Collateral if the property or assets disposed constituted Term Priority Collateral, and (C) property, plant or equipment if the receipt of Net Cash Proceeds did not arise from a disposition of any property or assets, (x) no Default or Event of Default has occurred and is continuing on the date such Person receives such Net Cash Proceeds, (y) the Administrative Borrower delivers a certificate to the Agents within 5 days after such Disposition stating that such Disposition Reinvestment Proceeds shall be used to reinvest in, or otherwise replace, repair or restore any such properties or assets to be used in such Loan Party's or any of its Subsidiaries' business within a period specified in such certificate not to exceed 270 days after the receipt of such proceeds (which certificate shall set forth estimates of the proceeds to be so expended), and (z) such Disposition Reinvestment Proceeds are deposited in an account subject to the sole dominion and control of the Administrative Agent; and if all or any portion of such proceeds not so applied to the prepayment of the Loans are not used in accordance with the preceding sentence within the period specified in the relevant certificate furnished pursuant hereto or there shall occur a Default or Event of Default, such remaining portion shall be applied to the Loans as required by Section 2.05(c)(v), on the last day of such specified period or immediately, in the case of a Default or Event of Default. If the Borrowers are not permitted to reinvest or utilize such Net Cash Proceeds in accordance with this clause (viii) as a result of the existence of a Default, at the election of the Administrative Borrower, such Net Cash Proceeds shall be deposited in an account subject to the sole dominion and control of the Administrative Agent until the earlier of (I) the date on which such Default is cured or waived in writing in accordance with the terms of this Agreement, in which case such amounts may be reinvested or utilized in accordance with this clause (viii) and (II) the date on which an Event of Default shall occur, in which case such Net Cash Proceeds shall be applied to the Loans in accordance with Section 5.04(b) on such date."

        Section 2.05(c) of the Financing Agreement is hereby amended by adding the following new clause (ix) at the end thereof:

        "(ix) Notwithstanding the foregoing, with respect to Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts, that the Borrowers are required to prepay in connection with the receipt of Extraordinary Receipts pursuant to Section 2.05(c)(vii), up to (a) $5,000,000 in the aggregate of such Extraordinary Receipts of the type identified in clause (ii) of the definition thereof, and (b) $1,000,000 in the aggregate of all other Extraordinary Receipts, in each case received by any Loan Party or any of its Subsidiaries shall not be required to be applied to the prepayment of the Loans on such date to the extent such proceeds are reinvested in or otherwise used to replace, repair or restore the properties or assets used in such Loan Party's business, provided that, (w) such proceeds shall be used by a Loan Party to reinvest in, or otherwise replace, repair or restore, properties or assets constituting (A) Revolver Priority Collateral if the property or assets subject to casualty or condemnation constituted Revolver Priority Collateral, (B) Term Priority Collateral if the property or assets subject to casualty or condemnation constituted Term Priority Collateral, and (C) property, plant or equipment if the receipt of Extraordinary Receipts did not arise from a casualty or condemnation of any property or assets, (x) no Default or Event of Default has occurred and is continuing on the date such Person receives such Extraordinary Receipts, (y) the Administrative Borrower delivers a certificate to the Agents within 10 days after the date of such loss, destruction or taking, as the case may be, stating that such proceeds shall be used to reinvest in, or otherwise replace, repair or restore any such properties or assets to be used in such Loan Party's or any of its Subsidiaries' business within a period specified in such certificate not to exceed 180 days after the receipt of such proceeds (which certificate shall set forth estimates of the proceeds to be so expended), and (z) such proceeds are deposited in an account subject to the sole dominion and control of the Administrative Agent; and if all or any portion of such proceeds not so applied to the prepayment of the Loans are not used in accordance with the preceding sentence within the period specified in the relevant certificate furnished pursuant hereto or there shall occur a Default or Event of Default, such remaining portion shall be applied to the Loans as required by Section 2.05(c)(vii) on the last day of such specified period or immediately, in the case of a Default or Event of Default. If the Borrowers are not permitted to reinvest or utilize such Extraordinary Receipts in accordance with this clause (ix) as a result of the existence of a Default, at the election of the Administrative Borrower, such Extraordinary Receipts shall be deposited in an account subject to the sole dominion and control of the Administrative Agent until the earlier of (I) the date on which such Default is cured or waived in writing in accordance with the terms of this Agreement, in which case such amounts may be reinvested or utilized in accordance with this clause (ix) and (II) the date on which an Event of Default shall occur, in which case such Extraordinary Receipts shall be applied to the Loans in accordance with Section 5.04(b) on such date."

        Section 2.05(d)(iv) of the Financing Agreement is hereby amended by deleting the proviso at the end of the first sentence thereof and substituting the following proviso in lieu thereof:

        "provided that, notwithstanding the foregoing, (I) in the case of a Warrant Issuance, up to $5,775,000 of the Net Cash Proceeds received by the Parent or any of its Subsidiaries, may be applied solely to the Revolving Loans until paid in full and (II) in the case of an incurrence of Permitted Vessel Financing Indebtedness, the Net Cash Proceeds received by the Parent or any of its Subsidiaries shall not be required to be applied to the prepayment of the Revolving Loans."

        Section 2.05(e) of the Financing Agreement is hereby amended by:
            deleting clause (iii) thereof in its entirety and substituting the following in lieu thereof:

            "(iii) in the case of any prepayment made pursuant to Sections 2.05(b)(ii), 2.05(b)(iii), 2.05(c)(iii), 2.05(c)(v) (other than with respect prepayments made solely from Permitted Dispositions) or 2.05(c)(vi) (other than with respect to prepayments of the Term Loans made solely from the incurrence of Permitted Vessel Financing Indebtedness), the Applicable Prepayment Premium, if any.", and

            deleting the penultimate sentence thereof.
        Section 3.03(b)(i) of the Financing Agreement is hereby amended deleting "3.50%" in each place that it appears and substituting "2.50%" in lieu thereof.
        Section 8.02(c) of the Financing Agreement is hereby amended by deleting subclause (C) in clause (i) thereof and substituting the following in lieu thereof:

            "(C) sell or otherwise dispose of other property or assets in an aggregate amount not less than the fair market value of such property or assets (in each case, for consideration comprised of at least 75% cash), provided that, if the fair market value of such property or assets so sold or otherwise so disposed of in one transaction or a series of related transactions exceeds $10,000,000, such sale or other disposition shall only be permitted if the Agents shall have received a fairness opinion, in form and substance reasonably satisfactory to the Agents and their respective counsel from a third party appraiser reasonably satisfactory to the Agents (such sales or dispositions permitted pursuant to this subclause (C), each a "Permitted Disposition" and collectively, the "Permitted Disposition"),"

            deleting subclause (x) in the proviso of clause (i) thereof and substituting the following in lieu thereof:

            "(x) in the case of clause (C) above, does not exceed $100,000,000 in the aggregate since the First Amendment Effective Date,"

            deleting clause (iv) in its entirety and substituting the following in lieu thereof:

        "(iv) [Intentionally Omitted]; and"

        Section 8.02(g) of the Financing Agreement is hereby amended by deleting the word "Month" in the table set forth therein and substituting the words "Fiscal Year" in lieu thereof.
        Clause (z) of Section 8.02(h) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

        "(z) the Parent may repurchase the Preferred Stock in an amount equal to the sum of (1) the unused portion of the Preferred Stock Buyback Amount and (2) the unused portion of the Excluded Equity Proceeds, provided that (A) immediately before and immediately after giving effect to such payment, no Default or Event of Default shall exist, (B) immediately before and immediately after giving effect to such payment, Borrowers shall have Excess Availability of at least $20,000,000, and (C) the Borrowers have first made all prepayments of the Loans required under Section 2.05(c)(vi)(B)."

        Section 8.03(c) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

        "Minimum Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries for each period of four (4) consecutive fiscal quarters of the Parent and its Subsidiaries for which the last quarter ends on a date set forth below to be less than the ratio set forth opposite such date:

Fiscal Quarter End	Ratio
June 30, 2005	1.60 to 1.00
September 30, 2005	1.55 to 1.00
December 31, 2005	1.45 to 1.00
March 31, 2006	1.50 to 1.00
June 30, 2006	1.55 to 1.00
September 30, 2006	1.60 to 1.00
December 31, 2006	1.65 to 1.00
March 31, 2007	1.70 to 1.00
June 30, 2007	1.75 to 1.00
September 30, 2007	1.45 to 1.00
December 31, 2007	1.50 to 1.00
March 31, 2008	1.55 to 1.00
June 30, 2008	1.50 to 1.00
September 30, 2008, and each fiscal quarter thereafter	1.90 to 1.00"

        Section 8.03 of the Financing Agreement is hereby amended by adding the following new paragraph (d) at the end thereof:

    "(d) Leverage Ratio. Permit the Leverage Ratio of the Parent and its Subsidiaries as of the end of each period of four (4) consecutive fiscal quarters for which the last quarter ends on a date set forth below to be greater than the applicable ratio opposite such date:

Fiscal Quarter End	Ratio
June 30, 2005	5.75 to 1.00
September 30, 2005	5.75 to 1.00
December 31, 2005	5.50 to 1.00
March 31, 2006	5.50 to 1.00
June 30, 2006	5.75 to 1.00
September 30, 2006	5.50 to 1.00
December 31, 2006	5.25 to 1.00
March 31, 2007	5.35 to 1.00
June 30, 2007	5.40 to 1.00
September 30, 2007	4.85 to 1.00
December 31, 2007	4.60 to 1.00
March 31, 2008	4.90 to 1.00
June 30, 2008	4.90 to 1.00
September 30, 2008	4.50 to 1.00
December 31, 2008, and each fiscal quarter thereafter	4.50 to 1.00"

  Schedules.
      Schedule 8.02(c) to the Financing Agreement is hereby deleted in its entirety. Any references to Schedule 8.02(c) in the Financing Agreement are hereby deleted in their entirety.
      Schedule 7.01(i) of the Financing Agreement is hereby amended and restated in its entirety to read as set forth on Annex I attached hereto.
  Representations and Warranties. Each Loan Party hereby jointly and severally represent and warrant to the Agents and the Lenders as follows:
      Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization and (ii) has all requisite power and authority to execute, deliver and perform this Amendment and to perform the Financing Agreement, as amended hereby.
      The execution, delivery and performance by each Loan Party of this Amendment and the performance by each Loan Party of the Financing Agreement, as amended hereby (i) have been duly authorized by all necessary corporate, limited liability company or limited partnership action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, any applicable law or any contractual restriction binding on or otherwise affecting such Loan Party or any of such Loan Party's properties, or any order or decree of any court or Governmental Authority and (iii) do not and will not result in or require the creation of any Lien upon or with respect to such Loan Party's material properties.
      No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment or the performance by any Loan Party of the Financing Agreement, as amended hereby.
      This Amendment and the Financing Agreement, as amended hereby, constitute the legal, valid and binding obligations of each Loan Party, enforceable against such Loan Party in accordance with their terms.
      The representations and warranties contained in Article VII of the Financing Agreement are correct on and as of the date hereof as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date), and no Default or Event of Default has occurred and is continuing on and as of the date hereof.
  Conditions to Effectiveness. This Amendment shall become effective (the "Amendment Effective Date") upon satisfaction in full of the following conditions precedent:
      The Collateral Agent shall have received counterparts of this Amendment that bear the signatures of each Borrower, each Guarantor, each Agent and each Lender.
      The representations and warranties contained in this Amendment and in Article VII of the Financing Agreement and each other Loan Document shall be correct on and as of the Amendment Effective Date as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date).
      No Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or result from the Amendment becoming effective in accordance with its terms.
      All legal matters incident to this Amendment shall be satisfactory to the Agents and their respective counsel.
  Continued Effectiveness of the Financing Agreement and Other Loan Documents.
        Each Loan Party hereby (i) acknowledges and consents to this Amendment, (ii) confirms and agrees that the Financing Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Effective Date all references in any such Loan Document to "the Financing Agreement", the "Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent for the benefit of the Agents and the Lenders, or to grant to the Collateral Agent for the benefit of the Agents and the Lenders a security interest in or Lien on, any Collateral as security for the Obligations or Guaranteed Obligations, as the case may be, of any Loan Party from time to time existing in respect of the Financing Agreement and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Agreement does not and shall not affect any of the obligations of any Loan Party, other than as expressly provided herein, including, without limitation, the Borrowers' obligation to repay the Loans in accordance with the terms of Financing Agreement, or the obligations of any other Loan Party under any Loan Document to which it is a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents or any Lender under the Financing Agreement or any other Loan Document, nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.
        This Amendment shall constitute a Loan Document for all purposes of the Financing Agreement and the other Loan Documents.
  Miscellaneous.
      This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.
      Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
      THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.
      Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
      Borrowers will pay on demand all reasonable fees, costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment or otherwise payable under the Financing Agreement, including, without limitation, reasonable fees, disbursements and other charges of counsel to the Agents.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWERS:

ERIE NAVIGATION COMPANY

ERIE SAND AND GRAVEL COMPANY

ERIE SAND STEAMSHIP CO.

O-N MINERALS (CHEMSTONE) COMPANY (formerly known as Global Stone Chemstone Corporation)

O-N MINERALS (ERIE) COMPANY (formerly known as Mountfort Terminal, Ltd.)

O-N MINERALS (FILLER PRODUCTS) COMPANY (formerly known as Global Stone Filler Products, Inc.)

O-N MINERALS (JAMES RIVER) COMPANY (formerly known as Global Stone James River, Inc.)

O-N MINERALS (LUTTRELL) COMPANY (formerly known as Global Stone Tenn Luttrell Company)

O-N MINERALS (MICHIGAN) COMPANY (formerly known as Michigan Limestone Operations, Inc.)

O-N MINERALS (PORTAGE) COMPANY LLC (formerly known as Global Stone Portage, LLC)

O-N MINERALS (ST. CLAIR) COMPANY (formerly known as Global Stone St. Clair Inc.)

O-N MINERALS (TERMINALS) COMPANY (formerly known as Oglebay Norton Terminals, Inc.)

OGLEBAY NORTON COMPANY

OGLEBAY NORTON INDUSTRIAL SANDS, INC.

OGLEBAY NORTON MARINE SERVICES

COMPANY, L.L.C.

OGLEBAY NORTON SPECIALTY MINERALS, INC.

By: /s/ J. A. Boland

Name: J. A. Boland

Title: VP and Treasurer

O-N MINERALS (PENROC) COMPANY LP (formerly known as Global Stone PenRoc, LP)

By: O-N Minerals (GSPC) Company,
its general partner

By: /s/ J. A. Boland

Name: J. A. Boland

Title: VP and Treasurer

TEXAS MINING, LP

By: ONTEX, Inc.
its general partner

By: /s/ J. A. Boland

Name: J. A. Boland

Title: VP and Treasurer

GUARANTORS:

O-N MINERALS COMPANY (formerly known as Global Stone Corporation)

O-N MINERALS (GEORGIA) COMPANY (formerly known as Global Stone Management Company)

O-N MINERALS (GSPC) COMPANY (formerly known as GS PC Inc.)

O-N MINERALS (LIME) COMPANY (formerly known as GS Lime Company)

OGLEBAY NORTON ENGINEERED MATERIALS, INC.

OGLEBAY NORTON MANAGEMENT COMPANY

OGLEBAY NORTON MARINE MANAGEMENT COMPANY, L.L.C.

OGLEBAY NORTON MINERALS, INC.

ON COAST PETROLEUM COMPANY

ON MARINE SERVICES COMPANY

ONCO INVESTMENT COMPANY

ONCO WVA, INC.

ONMS MANAGEMENT COMPANY, LLC

ONTEX, INC.

SAGINAW MINING COMPANY

By: /s/ J. A. Boland

Name: J. A. Boland

Title: VP and Treasurer

COLLATERAL AGENT:

SILVER POINT FINANCE, LLC

By: /s/ Jeffery A. Gelfand

Name: Jeffery A. Gelfand
Title: Authorized Signatory

ADMINISTRATIVE AGENT AND LENDER:

WELLS FARGO FOOTHILL, INC.

By: /s/ David Sanchez

Name: David Sanchez
Title: V.P.

LENDER:

BANK OF AMERICA, N.A.

By: /s/ Jang S. Kim

Name: Jang S. Kim
Title: V.P.

LENDER:

BDC FINANCE, L.L.C.

By: /s/ James J. Zenni, Jr.

Name: James J. Zenni, Jr.
Title: Director

LENDER:

BEAR STEARNS INVESTMENT PRODUCTS, INC.

By: /s/ Jonathan Weiss

Name: Jonathan Weiss
Title: Authorized Signatory

LENDER:

BLACK DIAMOND INTERNATIONAL

FUNDING, LTD

By: /s/ Alan Corkish

Name: Alan Corkish
Title: Director

LENDER:

COOKSMILL

By: /s/ John R. H. Campbell

Name: John R. H. Campbell
Title: Authorized Signatory

LENDER:

FIELD POINT I, LTD.

By: /s/ Jeffery A. Gelfand

Name: Jeffery A. Gelfand
Title: Authorized Signatory

LENDER:

FIELD POINT II, LTD.

By: /s/ Jeffery A. Gelfand

Name: Jeffery A. Gelfand
Title: Authorized Signatory

LENDER:

GOLDMAN SACHS CREDIT PARTNERS L.P.

By: /s/ Pedro Ramirez

Name: Pedro Ramirez
Title: Authorized Signatory

LENDER:

JP MORGAN CHASE BANK, N.A.

By: /s/ John P. Freeman

Name: John P. Freeman
Title: Director

LENDER:

LIMESTONE INVESTORS, L.L.C.

By: Farallon Capital Management, L.L.C its General Manager

By: /s/ Rajiv Patel

Name: Rajiv Patel
Title: Managing Member

LENDER:

MORGAN STANLEY FUNDING, INC.

By: /s/ Daniel Allen

Name: Daniel Allen
Title: Vice President

LENDER:

OAK HILL CREDIT ALPHA FUND (OFFSHORE), LTD.

By: /s/ Scott D. Krase

Name: Scott D. Krase
Title: Authorized Signatory

LENDER:

OAK HILL CREDIT ALPHA FUND, LP

By: Oak Hill Credit Alpha GenPar, L.P., its General Partner

By: Oak Hill Credit Alpha MGP, LLC, its General Partner

By: /s/ Scott D. Krase

Name: Scott D. Krase
Title: Authorized Signatory

LENDER:

OAK HILL SECURITIES FUND, L.P.

By: Oak Hill Credit Alpha GenPar, L.P., its General Partner

By: Oak Hill Credit Alpha MGP, LLC, its General Partner

By: /s/ Scott D. Krase

Name: Scott D. Krase
Title: Authorized Signatory

LENDER:

OAK HILL SECURITIES FUND II, L.P.

By: Oak Hill Credit Alpha GenPar, L.P., its General Partner

By: Oak Hill Credit Alpha MGP, LLC, its General Partner

By: /s/ Scott D. Krase

Name: Scott D. Krase
Title: Authorized Signatory

LENDER:

QP SFM CAPITAL HOLDINGS LIMITED

By: /s/ Richard D. Holahan, Jr.

Name: Richard D. Holahan, Jr.
Title: Attorney-in-Fact

LENDER:

ROYAL BANK OF CANADA

By: /s/ Stephen R. Levitan

Name: Stephen R. Levitan
Title: Authorized Signatory

LENDER:

SHEPERD INVESTMENTS INTERNATIONAL, LTD.

By: /s/ Michael A. Roth

Name: Michael A. Roth
Title: Managing Member of Stark Offshore Management, LLC, Investment Manager

LENDER:

SPF CDO I

By: /s/ Jeffery A. Gelfand

Name: Jeffery A. Gelfand
Title: Authorized Signatory

LENDER:

SPIRET IV LOAN TRUST 2003-A

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as trustee

By: /s/ Mary Kay Pupillo

Name: Mary Kay Pupillo
Title: Assistant Vice President

LENDER:

STARK TRADING

By: /s/ Michael A. Roth

Name: Michael A. Roth
Title: Managing Member of Stark Offshore Management, LLC, Investment Manager

LENDER:

TRS THEBE LLC

By: /s/ Alice L. Wagner

Name: Alice L. Wagner
Title: Vice President

ANNEX I

Schedule 7.01(i)

ERISA

Welfare Benefits for Retired or Former Employees

1. Employee Benefit Plan for Oglebay Norton Company and Certain Associated Companies.

2. Oglebay Norton Company Welfare Benefits Plan.

3. Oglebay Norton Severance Guidelines.

4. Change in Control Severance Plan.

5. Michigan Limestone Operations Limited Partnership Supplement Unemployment Benefit Plan.

6. Oglebay Norton Company Management Incentive Plan.

7. Employment Agreements between Global Stone Corporation and William Vest, Conrad Eiben, Joe Ferrell, Mark Yeary, and R. Harbold.

8. Change in Control and Employment Agreements between Oglebay Norton Company and Michael D. Lundin, Julie A. Boland, Sylvie A. Bon, Michael J. Minkel, and Rochelle F. Walk.

9. Any and All Severance Agreements or Similar Arrangements with Employees

  Agreements with John Lauer, Stewart Theis, Richard Kessler and Mrs. Jean Benson (surviving spouse of Keith Benson) for supplemental retirement benefits in addition to the Defined Benefit plan & SERP.

10. Irrevocable Trust II.

11. Oglebay Norton Company Assurance Trust.

12. Oglebay Norton Flexible Benefits Plan